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                                                                  Exhibit (h)(9)

July 1, 2005

HSBC Investor Funds
HSBC Investor Portfolios
HSBC Advisor Funds Trust
c/o HSBC Investments (USA) Inc.
452 5th Avenue, 18th Floor
New York, New York 10018
Attn: Richard A. Fabietti

Richard A. Fabietti
HSBC Investments (USA) Inc.
452 5th Avenue, 18th Floor
New York, New York 10018

Re: Form N-Q Services

Dear Rich:

This letter will confirm the understanding of HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust (each, the "Company"); HSBC Investments
(USA) Inc. (the "Adviser"); and BISYS Fund Services Ohio, Inc. ("BISYS"), with respect to Form N-Q services to be provided by BISYS.

The Adviser and BISYS are parties to that certain Sub-Administration Agreement dated as of July 1, 2005 (the "Sub-Administration Agreement"), pursuant to which BISYS provides certain administrative services to the Company on behalf of the Adviser. The Company and the Adviser desire that BISYS provide certain services related to Form N-Q, and BISYS has agreed to provide such services on the terms set forth in this letter.

Services

BISYS will file holdings reports for each Company on Form N-Q as required at the end of the first and third fiscal quarters of each year.

Fees

In consideration of performing the services described above, the Companies and/or the Adviser, as determined by the Companies and the Adviser from time to time, will pay BISYS the following fees:

            --------------------------  --------------------------
            Type of Fund                Fee per Fund per Filing
            --------------------------  --------------------------
            Master Funds                $3,000
            --------------------------  --------------------------
            Feeder Funds                Waived
            --------------------------  --------------------------
            Non-Master Feeder Funds     $3,000
            --------------------------  --------------------------
            Lifeline Funds              $2,250
            --------------------------  --------------------------




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Sub-Administration Agreement

In the event of any termination of the Sub-Administration Agreement, this letter agreement and BISYS' obligations to provide services under this letter Agreement will automatically terminate.

Please sign this letter in the appropriate space below to indicate your agreement with the foregoing terms and conditions.

Sincerely,

BISYS Fund Services Ohio, Inc.

By: /s/ Fred Nadaff
    ---------------
Name: Fred Naddaff
Title: President

Acknowledged and Agreed:

HSBC Investor Funds

By: /s/ Richard A. Fabietti
    -----------------------
Name: Richard A. Fabietti
Title: President

HSBC Investor Portfolios

By: /s/ Richard A. Fabietti
    -----------------------
Name: Richard A. Fabietti
Title: President

HSBC Advisor Funds Trust

By: /s/ Richard A. Fabietti
    -----------------------
Name: Richard A. Fabietti
Title: President

HSBC Investments (USA) Inc.

By: /s/ Stephen J. Baker
    --------------------
Name: Stephen J. Baker
Title: Chief Executive Officer

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